UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2018 (October 18, 2018)

Heyu Biological Technology Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-26731	87-0627910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4th Floor, No. 10 Building, Xinglin Bay Business Operation Center,

Jimei District, Xiamen City,

Fujian Province, China 361022

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (86) 158 5924 0902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 18, 2018, Heyu Biological Technology Corporation (the “Company”) entered into a non-binding memorandum of cooperation with Luoyang Ditiantai Agricultural Development Co., Ltd. (the “Target”), a Chinese industrial agricultural chain enterprise, pursuant to which the Company agreed to acquire 51 percent (51%) of the outstanding capital of the Target subject to certain adjustment provisions (the “Acquisition”).

The closing of the Acquisition is subject to customary terms and conditions, including, but not limited to, completion of due diligence, negotiation and execution of definitive transaction documents between the parties and the delivery of audited and unaudited financial statements of the Target as required under applicable rules of the Securities and Exchange Commission. In addition, completion of the transaction is subject to approval by our board of directors.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Heyu Biological Technology Corporation

By:	/s/ Ban Siong Ang
Name: Title:	Ban Siong Ang Chief Executive Officer

Dated:	October 19, 2018

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